                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

               TRANS WORLD ENTERTAINMENT CORPORATION
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242

                   NOTICE OF ANNUAL MEETINGS OF SHAREHOLDERS

Date and Time................................  Friday, June 16, 2000, at 10:00 A.M., New York time

Place........................................  The Desmond
                                               660 Albany Shaker Road
                                               Albany, New York 12211

Items of Business............................  (1) To elect two Class 1 directors to serve three year terms until the 2003 annual meeting and until
                                               their successors are chosen and qualified.

                                               (2) To approve an amendment to the 1990 Stock Option
                                               Plan for Non-Employee Directors to permit
                                               discretionary common stock awards to be made to
                                               non-employee members of the Board of Directors. If
                                               approved, the proposed amendment would allow the
                                               Company, in its discretion, to compensate,
                                               non-employee board members for their services with
                                               stock in lieu of cash and to make other discretionary
                                               grants of common stock to non-employee directors from
                                               time to time.

                                               (3) To transact any such other business as may
                                               properly come before the meeting or any adjournment
                                               or adjournments thereof.

Record Date..................................  Shareholders as of May 2, 2000 are eligible to vote.

Proxy Voting.................................  A Proxy and return envelope are enclosed for your convenience. Please complete and return your proxy
                                               card as promptly as possible. All shareholders are
                                               cordially invited to attend the Annual Meeting.
                                               Whether or not you plan to attend the meeting, a
                                               return envelope, requiring no postage if mailed in
                                               the United States, is enclosed for your convenience.
                                               Prompt return of the proxy will assure a quorum and
                                               save the Company expense.

                                               By order of the Board of Directors,

                                               [SIGNATURE]

                                               Matthew H. Mataraso,
                                               SECRETARY

May 19, 2000

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 16, 2000, and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on May 19, 2000.

                               VOTING SECURITIES

    The Company has only one class of voting securities, its Common Stock, par value $.01 per share (the "Common Stock"). On May 2, 2000, the record date, 48,356,304 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting.

                         QUORUM AND TABULATION OF VOTES

    The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. Votes at the Annual Meeting will be tabulated by an inspector from ChaseMellon Shareholder Services who has been appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion depending upon the type of proposal involved.

    Pursuant to the Company's By-Laws, directors of the Company will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote in person or by proxy at the Annual Meeting.

    Under New York law, abstentions and broker non-votes will have no effect on the outcome of the election of Directors at the Annual Meeting. Brokers have discretionary authority to vote on the election of directors. If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted "FOR" the proposals set forth herein as Item 1 and
Item 2. Proposal 2 requires the approval of a majority of the shares represented at the shareholders' meeting. The enclosed proxy may be revoked by a shareholder at any time before it is voted by the submission of a written revocation to the Company, by the return of a new proxy to the Company, or by attending and voting in person at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

    The only persons known to the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of May 2, 2000, the record date, are indicated below:

                                                              AMOUNT AND NATURE OF   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP BENEFICIAL   OF CLASS
------------------------------------                          --------------------   --------
Robert J. Higgins...........................................       12,428,150(1)       25.7%
  38 Corporate Circle
  Albany, New York 12203
Stephen Feinberg............................................        5,365,781(2)       11.1%
  450 Park Avenue
  28(th) Floor
  New York, New York 10022
Van Kampen-Merritt Prime Rate Income Trust..................        3,789,962(3)        7.8%
  1 Parkview Plaza
  Oakbrook Terrace, Illinois 60180
Merrill Lynch, Pierce, Fenner & Smith, Inc..................        2,727,985(4)        5.6%
  World Financial Center, North Tower
  250 Vesey Street
  New York, New York 10281
Dresdner RCM Global Investors LLC...........................        2,647,300(5)        5.5%
  4 Embarcadero Center
  San Francisco, CA 94111
Intermarket Corp............................................        2,444,231(6)        5.1%
  667 Madison Ave.
  New York, New York 10021

------------------------

(1) Information is as of May 2, 2000, as provided by the holder. Includes 50,550 shares owned by the wife of Robert J. Higgins and 37,500 owned by a foundation controlled by Robert J. Higgins, and excludes 769,762 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

(2) Based on Schedule 13D, Amendment No. 4, filed April 24, 2000, by Stephen Feinberg in his capacity as the managing member of Cerberus Associates, LLC, the general partner of Cerberus Partners, LP and as the investment manager of each of Cerberus Institutional Partners, LP, Cerberus
    International, Ltd. and certain private investment funds. Stephen Feinberg possesses sole power to vote and direct the disposition of the entities with the following holdings: 871,300 shares beneficially owned by Cerberus Partners, LP, 666,400 shares beneficially owned by Cerberus Institutional Partners, LP, 2,274,050 shares beneficially owned by Cerberus
    International, Ltd, and 1,554,031 shares held by certain private investment funds.

(3) Information as of April 28, 2000, as provided by the holder.

(4) Based on Schedule 13G, filed January 13, 2000 by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

(5) Based on Schedule 13G, filed February 16, 2000 by Dresdner RCM Global Investors. Dresdner RCM Global Investors reported sole voting power with respect to 2,185,400 shares and sole dispositive power with respect to 2,056,300 shares.

(6) Based on Schedule 13G, filed March 15, 2000, jointly by the following entities with the following holdings: 972,144 shares beneficially owned by Fernwood Associates, LP; 1,401,407 shares beneficially owned by Fernwood Restructuring, Ltd. and 70,680 shares beneficially owned by Fernwood Foundation Fund, LP.

    Mr. Higgins, who beneficially owns 12,428,150 shares of Common Stock as of the record date (approximately 25.7% of all outstanding shares), has advised the Company that he presently intends to vote all of his shares for the election of the nominees for director named under "Item 1--ELECTION OF DIRECTORS" and in favor of the adoption of proposal (2).

                         ITEM 1. ELECTION OF DIRECTORS

    The Board of Directors currently intends to present to the meeting the election of two directors, each to hold office (subject to the Company's By-Laws) until the 2003 Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting.

    If any nominee listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Chairman of the Board prior to or at the meeting or if no substitute is selected prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

NOMINEES FOR ELECTION AS DIRECTORS

    DEAN S. ADLER has been a principal of Lubert/Adler Partners, LP, a limited partnership investing primarily in undervalued and opportunistic real estate and real estate-related ventures since March 1997. For ten years prior thereto, Mr. Adler was a principal and co-head of the private equity group of CMS Companies, which specialized in acquiring operating businesses and real estate within the private equity market. Mr. Adler was also an instructor at The Wharton School of the University of Pennsylvania. Mr. Adler serves on the Boards of Directors of Electronics Boutique, The Lane Company, US Franchise
Systems, Inc. and Developers Diversified Realty Corporation.

    MICHAEL B. SOLOW has served as a director of the Company since April of 1999. Mr. Solow is currently a Partner and Practice Manager for the Financial Services Practice at Hopkins & Sutter, a Chicago, Illinois law firm where he has practiced since 1985. Mr. Solow is also a member of the Board of Directors for Chrisken Residential Trust, Inc. and Edwards Arts Products, and has previously served on other corporate boards, including Camelot Music, Inc.

CONTINUING CLASS III DIRECTORS (TERMS EXPIRING IN 2001)

    ROBERT J. HIGGINS, Chairman of the Board, founded the Company in 1972, and he has participated in its operations since 1973. Mr. Higgins has served as President, Chief Executive Officer and a director of the Company for more than the past five years. He is also the Company's principal shareholder. See "PRINCIPAL SHAREHOLDERS."

    MATTHEW H. MATARASO has served as Secretary and a director of the Company for more than the past five years, and has practiced law in Albany, New York during the same period.

    DR. JOSEPH G. MORONE has been President of Bentley College since August 1997. Previously, Dr. Morone was the Dean of Rensselaer Polytechnic Institute's Lally School of Management and Technology from July 1993 to July 1997. Prior to his appointment as Dean, Dr. Morone held the Andersen Consulting Professorship of Management and was Director of the School of Management's

Center for Science and Technology Policy. Before joining the School of Management (1988), Dr. Morone was a senior associate for the Keyworth Company, a consulting firm specializing in technology management and science policy.
Dr. Morone also spent 7 years at General Electric Company's Corporate Research and Development. Dr. Morone serves on the Boards of Directors of Albany Medical Center, Albany International Corp. and NView Corporation.

CONTINUING CLASS I DIRECTORS (TERMS EXPIRING IN 2002)

    GEORGE W. DOUGAN has been a member of the Board of Directors of Banknorth Group, Inc. since January 1, 1999. From January 1999 to May 2000, Mr. Dougan served as Vice Chairman of Banknorth Group, Inc. Mr. Dougan was Chief Executive Officer and member of the Board of Directors of Evergreen Bancorp Inc. from March 1994 to December 1998, and Chairman of the Board from May 1994 to
December 1998. Mr. Dougan was the Chairman of the Board and Chief Executive Officer of the Bank of Boston--Florida from June 1992 to March 1994. Mr. Dougan was also the Senior Vice President and Director of Retail Banking of The Bank of Boston Massachusetts from February 1990 to June 1992.

    MARTIN E. HANAKA has served as Chairman of the Board and Director of The Sports Authority, Inc. since November 1999 and as its Chief Executive Officer since September 1998. Mr. Hanaka joined the Sports Authority's Board of Directors in February 1998. From August 1994 until October 1997, Mr. Hanaka served as President and Chief Operating Officer of Staples, Inc., an office supply superstore retailer. Mr. Hanaka's extensive retail career has included serving as Executive Vice President of Marketing and as President and Chief Operating Officer of Lechmere, Inc. from September 1992 through July 1994, and serving in various capacities for 20 years at Sears Roebuck & Co., most recently as Vice President in-charge of Sears Brand Central. Mr. Hanaka is also a director of Wil-Mar Industries, Inc. (marketing and distributing repair and maintenance products).

    ISAAC KAUFMAN has been Chief Financial Officer of Advanced Medical Management since September 1998. Mr. Kaufman was Executive Vice President and Chief Financial Officer of Bio Science Contract Production Corporation, a contract manufacturer of biologics and pharmaceutical products, from February 1998 to September 1998. Mr. Kaufman was the Chief Financial Officer of VSI Group, Inc., a provider of contract staffing and management services, from November 1996 to February 1998. Mr. Kaufman was an Executive Vice President of Merry-Go-Round Enterprises, Inc. ("Merry-Go-Round"), a publicly-held specialty retailer, and on its Board of Directors from April 1991 to February 1996 and was its Chief Financial Officer, Secretary and Treasurer since 1983.

EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Common Stock as of May 2, 2000, by each director and named executive officer of the Company and all directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals unless otherwise indicated therein. Except as otherwise stated or as to shares owned by spouses, the Company believes that the beneficial owners have sole voting and investment power over their shares.

                                                                  YEAR FIRST                   SHARES THAT
                                                                  ELECTED AS                 MAY BE ACQUIRED   TOTAL SHARES
                                                                   DIRECTOR/      DIRECT     WITHIN 60 DAYS    BENEFICIALLY
NAME                     POSITIONS WITH THE COMPANY      AGE        OFFICER     OWNERSHIP    OF MAY 2, 2000       OWNED
----                    -----------------------------  --------   -----------   ----------   ---------------   ------------
Robert J. Higgins.....  Chairman of the Board and         59         1973       11,978,150(1)      450,000      12,428,150
                          Chief Executive Officer

Matthew H. Mataraso...  Secretary and a Director          70         1976          13,932         114,542          128,474

Dean S. Adler.........  Director                          43         1997              --          24,000           24,000

George W. Dougan......  Director                          60         1984          22,500          84,375          106,875

Charlotte G.            Director                          50         1991              --          34,875           34,875
  Fischer.............

Martin E. Hanaka......  Director                          51         1998           1,500           4,125            5,625

Isaac Kaufman.........  Director                          53         1991           7,500          57,375           64,875

Dr. Joseph G. Morone..  Director                          47         1997           7,500          16,500           24,000

Michael B. Solow......  Director                          41         1999           1,000           7,250            8,250

Michael J. Madden.....  President                         51         1999          49,000              --           49,000

Bruce J. Eisenberg....  Senior Vice President--Real       40         1995         114,651         317,500          432,151
                          Estate

John J. Sullivan......  Senior Vice                       47         1995         119,776         332,500          452,276
                        President--Finance and Chief
                          Financial Officer

All directors and
  officers as a group
  (12 persons)........                                                          12,315,509      1,443,042       13,758,551


                        PERCENT
                           OF
NAME                     CLASS
----                    --------
Robert J. Higgins.....   25.7%

Matthew H. Mataraso...       *
Dean S. Adler.........       *
George W. Dougan......       *
Charlotte G.                 *
  Fischer.............
Martin E. Hanaka......       *
Isaac Kaufman.........       *
Dr. Joseph G. Morone..       *
Michael B. Solow......       *
Michael J. Madden.....       *
Bruce J. Eisenberg....       *

John J. Sullivan......       *

All directors and
  officers as a group
  (12 persons)........   28.5%

------------------------------

*   Less Than 1%

(1) Includes 50,550 shares owned by the wife of Robert J. Higgins and 37,500 owned by a foundation controlled by Robert J. Higgins and excludes 769,762 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

BOARD OF DIRECTORS MEETINGS AND ITS COMMITTEES

    The Board of Directors held nine meetings during the 1999 fiscal year. All of the directors except Mr. Adler attended greater than 75% of the aggregate of:
(i) the total number of meetings of the board of directors, and (ii) the total number of meetings held by all committees of the board on which such director served.

    The Company has an Audit Committee of the Board of Directors, consisting of a majority of independent directors, whose members during the 1999 fiscal year were: Isaac Kaufman (Chairman), Charlotte G. Fischer and Joseph G. Morone. The Audit Committee held two meetings during the 1999 fiscal year. The Audit Committee's responsibilities consist of recommending the selection of independent auditors, reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and reviewing the Company's audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally.

    The Company has a Compensation Committee of the Board of Directors, consisting solely of independent directors, whose members during the 1999 fiscal year were: Martin E. Hanaka (Chairman), Isaac Kaufman and George W. Dougan. The Compensation Committee held one meeting during the 1999 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company.

    The Company has no standing nominating committee. Mr. Higgins, the Chairman of the Board, Chief Executive Officer and principal shareholder, was actively involved in the recruitment of all of the current directors.

COMPENSATION OF DIRECTORS

    CASH COMPENSATION. Each director who is not a salaried employee of the Company receives a $15,000 retainer per annum plus a $1,000 attendance fee for each committee meeting and board meeting attended, except that the compensation for telephone conference meetings is $500. A Committee chairperson earns an additional $1,000 retainer per year. If the proposed amendment to the Company's 1990 Stock Option Plan for Non-Employee Directors (the "Directors' Stock Option Plan") is approved, the Company may in the future, in its discretion, determine to pay all or a portion of any annual retainer in shares of Common Stock, in lieu of cash and to make other discretionary grants of common stock to non-employee directors from time to time.

    Matthew H. Mataraso received $70,750 in cash compensation from the Company in fiscal 1999 for his services as Secretary of the Company and as counsel. Messrs. Higgins and Mataraso are the only directors eligible to participate in the Company's employee stock option plans.

    DIRECTOR STOCK OPTION PLAN. Each outside Director is entitled to participate in the Company's 1990 Stock Option Plan for Non-Employee Directors (the "Directors Stock Option Plan"). Currently, Mrs. Fischer and Messrs. Adler. Dougan, Hanaka, Kaufman, Morone and Solow participate in the Director Stock Option Plan. A total of 750,000 shares of the Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan, and Director Options covering 433,250 shares of Common Stock have been granted. Stock options issuable under the Director Stock Option Plan are granted at an exercise price equal to 85% of the fair market value of the Common Stock on the date of grant.

    An initial grant of 10,000 Director Options is made to each new director. In addition, Director Options to purchase 1,500 shares of the Company's Common Stock are granted annually on May 1 (or, if May 1 is not a Nasdaq National Market trading day, on the next succeeding trading day) of any year to any eligible director. All Director Options vest ratably over four years. During fiscal 1999, annual grants to outside Directors of 9,000 Director Options were made at an exercise price of $12.96 per share, compared to the market value on the date of grant of $15.25. Accordingly, compensation expense in the aggregate of $20,600 was recognized by the Company for the 1999 grants. Also, an initial grant of 10,000 Director Options was made to Mr. Solow at an exercise price of $12.22 per share, compared to the market value on the day of grant of $14.34. Accordingly, compensation expense in the aggregate of $21,200 was recognized by the Company.

    RETIREMENT PLAN. The Company provides the Board of Directors with a noncontributory, unfunded retirement plan that pays a retired director a retirement benefit of $15,000 per year for up to ten years depending on the length of service, or the life of the director and his or her spouse, whichever period is shorter. To become vested in the retirement plan a director must reach age 62 and have served on the Board of Directors for a minimum of five consecutive years.

RELATED PARTY TRANSACTIONS

    The Company leases its 168,400 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman, Chief Executive Officer and principal shareholder, under three capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,100 square foot distribution center expansion was completed in October 1989 on real property adjoining the existing facility. A 19,100 square foot expansion was completed in September 1998 adjoining the existing facility.

    Under the three capitalized leases, dated April 1, 1985, November 1, 1989 and September 1, 1998 (the "Leases"), the Company paid Mr. Higgins an annual rent of $1.6 million in fiscal 1999. On January 1, 2000, the aggregate rental payment increased in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. Effective January 1, 2002, and every two years thereafter, the rental payment will increase in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of the lease. None of the leases contains any real property purchase option at the expiration of its term. Under the terms of the Leases, the Company pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins' obligation for principal and interest on his underlying indebtedness relating to the real property is approximately $1.1 million annually.

    The Company leases two of its retail stores from Mr. Higgins under long-term leases, one location has an annual rental of $40,000 and the other has an annual rental of $35,000. Under the terms of the leases, the Company pays property taxes, maintenance and a contingent rental if a specified sales level is achieved. Total charges during fiscal 1999 for both locations was $92,700, including rent.

    The Company regularly utilizes privately chartered aircraft owned or partially owned by Mr. Higgins. Under an unwritten agreement with Quail Aero Services of Syracuse, Inc., a corporation in which Mr. Higgins is a one-third shareholder, the Company paid $110,000 for chartered aircraft services in fiscal 1999. The Company also charters an aircraft from Crystal Jet, a corporation wholly owned by Mr. Higgins. During fiscal 1999, payments to Crystal Jet aggregated $64,000. The Company also charters an aircraft from Richmor Aviation, a unaffiliated corporation which leases an aircraft owned by Mr. Higgins. Payments to Richmor Aviation were $325,000 in 1999. The Company believes that the charter rates and terms are as favorable to the Company as those generally available to it from other commercial charters.

    The transactions that were entered into with an "interested director" were approved by a majority of disinterested directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors. The Board of Directors believes that the leases and other provisions are at rates and on terms that are at least as favorable as those that would have been available to the Company from unaffiliated third parties under the circumstances.

    In September 1999, the Company made a loan in the amount of $200,000 to Mike Madden, the Company's President and Chief Operating Officer, to purchase shares of Common Stock. The loan will be forgiven ratably over a three year period beginning in 2000. The full principal amount of the loan was outstanding on the date hereof. The loan does not bear interest.

    The Company made loans aggregating $333,575 to John J. Sullivan, the Company's Senior Vice President and Chief Financial Officer, in connection with income taxes due on restricted stock which vested in May 1999. The full principal amount of the loan was outstanding on the date hereof. The loan bears interest at a rate of 5.88% per annum.

    The Company made a loan in the amount of $84,525 to Bruce J. Eisenberg, the Company's Senior Vice President--Real Estate, in connection with income taxes due on restricted stock which vested in May 1999. The full principal amount of the loan was outstanding on the date hereof. The loan bears interest at a rate of 5.88% per annum.

EMPLOYMENT AGREEMENTS

    As founder and Chief Executive Officer of the Company, Robert J. Higgins has been instrumental in the operations of the Company. During fiscal 1999, Mr. Higgins was employed as President and Chief Executive Officer of the Company pursuant to an employment agreement that commenced on May 3, 1998 and continues until April 30, 2005, unless earlier terminated pursuant to its terms. Pursuant to its terms, Mr. Higgins earns a minimum annual salary of $750,000, is reimbursed for two club memberships, and is entitled to payment of or reimbursement for life insurance premiums of up to $150,000 per year on insurance policies for the benefit of persons designated by Mr. Higgins. In addition, Mr. Higgins is eligible to participate in the Company's executive bonus plan, health and accident insurance plans, stock option plans and in other fringe benefit programs adopted by the Company for the benefit of its executive employees. For the fiscal year ended January 29, 2000, Mr. Higgins earned $425,000 in incentive compensation under the employment agreement.

    In the event of a change in control of the Company, Mr. Higgins may elect to serve as a consultant to the Company at his then current compensation level for the remainder of the term of the Employment Agreement or elect to receive 2.99 times his annual compensation in the most recently completed fiscal year. The employment agreement provides for no further compensation to Mr. Higgins if he is terminated for cause, as defined therein.

    Michael J. Madden has a severance agreement that provides, under certain conditions, payment of severance equal to two years of annual compensation, at a level not less than his current salary of $550,000, upon his termination following severance without cause (as defined). Mr. Madden's severance agreement contains an "evergreen" provision for automatic renewal each year.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION AND PURPOSE OF THE COMPENSATION COMMITTEE. The Company Compensation Committee (the "Committee") was comprised of three non-employee directors of the Company during fiscal 1999. It is the Company's policy that the Committee be comprised of directors that qualify as outside directors under the
Section 162(m) of the Internal Revenue Code.

    The Committee's purpose is to hire, develop and retain the highest quality managers possible. It is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company's key executives and administering both the annual incentive plan and stock option plans.

    COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES. The components of the executive compensation program are salary, annual incentive awards and stock options. This program is designed to: (1) attract and retain competent people with competitive salaries; (2) provide incentives for increased profitability; and (3) align the long-term interests of management with the interests of shareholders by encouraging executive ownership of common stock of the Company.

    SALARY AND ANNUAL INCENTIVE COMPENSATION

    SALARIES. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. Annual salary recommendations for the Company's executive officers (other than the Chief Executive Officer) are made to the Committee by the Chief Executive Officer. The Committee reviews and then approves, with any modifications it deems appropriate, such recommendations. Factors such as increased management responsibility and achievement of operational objectives are considered, but not formally weighted, in determining an increase. The Committee believes that it must keep the base pay component competitive to continue to attract competent management.

    ANNUAL PERFORMANCE INCENTIVES. Key executives, including the named executive officers, were eligible for annual incentive (bonus) awards based on the performance of the Company against predetermined targets.

    For 1999, the Committee established as the principal goal a targeted level of operating income before bonuses would be paid to executive officers. Each named executive officer was eligible to earn from 17.5% to 150% of his salary in incentive payments if the targets were achieved by the Company. Below a certain target level, no incentives were to be paid. Because the Company's operating income exceeded predetermined targets, each of the named executives received annual incentive payments as outlined in the "SUMMARY COMPENSATION TABLE."

LONG-TERM INCENTIVES

    The Committee uses a broad-based stock option plan, with over 450 participants, as the principal long-term incentive for executives. The stock option plan is designed to encourage executive officers to become shareholders and to achieve meaningful increases in shareholder value. The Committee normally grants stock options to executive officers annually. The level of stock option grants are determined using a matrix that considers the executive's position, salary level, and performance as measured by the individual's performance rating.

    The Company also has a restricted stock plan which the Committee may use to grant awards of common stock to officers and other key employees of the Company. The Committee believes that the Company's long-term goals are best achieved through long-term stock ownership. The level of awards are granted at the discretion of the Committee.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The Chief Executive Officer was compensated in fiscal 1999 pursuant to an employment agreement which will be in effect through April 30, 2005 and has been approved by the Committee. Mr. Higgins' base annual compensation, pursuant to the agreement, is $750,000 with annual increases based on performance, as determined by the Committee. The employment agreement provides for participation in the management bonus plan at a level ranging from 0% to a maximum of 150% of his salary if certain targets are achieved by the Company.

DEDUCTIBILITY OF COMPENSATION EXPENSES

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million for its chief executive officer or any of its four other highest paid officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to continue to attract the types of executives needed to manage the business. Executive compensation is structured to avoid limitations on deductibility where this result can be achieved consistent with the Company's compensation goals.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There were no Compensation Committee interlocks during fiscal 1999. None of these members was an officer or employee of the Company, a former officer of the Company, or a party to any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           MARTIN E. HANAKA, CHAIRMAN
                                GEORGE W. DOUGAN
                                 ISAAC KAUFMAN

EXECUTIVE OFFICERS AND COMPENSATION

    The Company's executive officers (other than Mr. Higgins whose biographical information is included under "Election of Directors" herein) are identified below. At year end, four officers met the definition of "executive officer" under applicable regulations for the fiscal year 1999, including the Chief Executive Officer. Executive officers of the Company currently hold the same respective positions with Record Town, Inc., the Company's wholly-owned subsidiary through which all retail operations are conducted.

    MIKE MADDEN has been President and Chief Operating Officer of the Company since September 1999. Prior to joining the Company, Mr. Madden served as Executive Vice President of Toys "R" Us, Inc. and President of U.S. Toy Stores. Mr. Madden joined Toys "R" Us in 1987 as Vice President. Prior to joining Toys "R" Us, Mr. Madden worked for Jewel Food Stores.

    JOHN J. SULLIVAN has been Senior Vice President, Treasurer and Chief Financial Officer of the Company since May 1995. Mr. Sullivan joined the Company in June 1991 as the Corporate Controller and was named Vice President of Finance and Treasurer in June of 1994. Prior to joining the Company, Mr. Sullivan was Vice President and Controller for Ames Department Stores, a discount department store chain.

    BRUCE J. EISENBERG has been Senior Vice President of Real Estate at the Company since May of 1995. He joined the Company in August of 1993 as Vice President of Real Estate. Prior to joining the Company, Mr. Eisenberg was responsible for leasing, financing and construction of new regional mall development at The Pyramid Companies.

    JAMES A. LITWAK left the Company in February 2000.

------------------------

Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report of the Compensation Committee and the performance graph shall not be incorporated by reference to such filings.

    The Summary Compensation Table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the last three fiscal years to each of the four executive officers of the Company whose cash compensation for that year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                            COMPENSATION AWARDS
                                                            ANNUAL COMPENSATION           -----------------------
                                                    -----------------------------------   RESTRICTED   SECURITIES
                                                                          OTHER ANNUAL      STOCK      UNDERLYING     ALL OTHER
NAME AND PRINCIPAL                                   SALARY     BONUS     COMPENSATION     AWARD(S)     OPTIONS/    COMPENSATION
POSITION                                   YEAR       ($)        ($)           ($)           ($)        SARS (#)         ($)
------------------                       --------   --------   --------   -------------   ----------   ----------   -------------
Robert J. Higgins......................    1999     712,500    425,000       30,137(1)          --      200,000        66,742(1)
  Chairman and Chief                       1998     600,000    850,000       39,356(1)          --           --        66,204(1)
  Executive Officer                        1997     575,000    920,000       37,518(1)          --      900,000        46,489(1)

Michael J. Madden......................    1999     190,385    350,000           --(2)     335,625(3)   500,000            --
  President                                1998          --         --           --             --           --            --
                                           1997          --         --           --             --           --            --

James A. Litwak........................    1999     316,250     65,000           --(2)          --       75,000        11,140(4)
  Executive Vice President                 1998     291,731    260,000           --(2)          --       22,500         5,017(4)
  Merchandising & Marketing                1997     289,808    228,000           --(2)          --       45,000         5,109(4)

Bruce J. Eisenberg.....................    1999     227,500     50,000           --(2)          --       75,000         5,414(4)
  Senior Vice President--                  1998     203,750    200,000           --(2)          --       22,500         5,043(4)
  Real Estate                              1997     195,154    180,000           --(2)          --       60,000         4,802(4)

John J. Sullivan.......................    1999     227,500     41,125           --(2)          --       75,000         9,234(4)
  Senior Vice President and                1998     203,750    230,000           --(2)          --       22,500         5,017(4)
  Chief Financial Officer                  1997     195,154    180,000           --(2)          --       60,000         4,802(4)

------------------------------

(1) "Other Annual Compensation" in fiscal 1999, 1998 and 1997 for Mr. Higgins includes $21,000, $30,540, and $29,140, respectively, in payments for, or reimbursement of, life insurance premiums made on behalf of Mr. Higgins or his beneficiaries, pursuant to his employment agreement. "All Other Compensation" in fiscal 1999, 1998 and 1997 for Mr. Higgins consists of a maximum dollar value of premiums paid by the Company with respect to split dollar life insurance policies that the Company owns on the lives of Mr. Higgins and his wife. The Company will recoup most or all of such premiums upon maturity of the policies, but the maximum potential value is calculated in line with current SEC instructions as if the premiums were advanced without interest until the time that the Company expects to recover the premium.

(2) "Other Annual Compensation" for the named executive was less than $50,000 and also less than 10% of the total annual salary and bonus reported.

(3) "Restricted Stock Award(s)" for the named executive represents the dollar value at the date of the award and is calculated using the closing sale price of Trans World Entertainment Corporation Common Stock on the date of grant. Mr. Madden received 30,000 shares of restricted stock of which 10,000 will vest each September 27 beginning in 2002.

(4) "All Other Compensation" for the named executive consists of employer matching contributions for the 401(k) Savings Plan.

STOCK OPTION PLANS

    The Company has five employee stock option plans with an aggregate of 10,800,000 shares (collectively referred to as the "Stock Option Plan"). Stock Options are exercisable annually in 4 equal installments, commencing on the first anniversary of the date of the grant, and vest upon the earlier of the officer's death or disability. The stock options have a term of ten years. All options granted under the Stock Option Plan may become immediately exercisable upon the occurrence of certain business combinations. The Compensation Committee of the Board of Directors may accelerate or extend the exercisability of any options subject to such terms and conditions as the Committee deems appropriate. The option exercise price was set at the fair market value (last reported sale price) on the date of grant. The following tables set forth, as to each of the named executive officers, certain information with respect to all options granted or exercised for the fiscal year ended January 29, 2000, under the Stock Option Plan.

                   STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

    The following table sets forth information concerning individual grants of stock options made during the fiscal year ended January 29, 2000, to each of the named officers of the Company.

                                                             INDIVIDUAL GRANTS
                                              ------------------------------------------------
                                                            PERCENT
                                                            OF TOTAL
                                              NUMBER OF     OPTIONS                               POTENTIAL REALIZABLE VALUE
                                              SECURITIES    GRANTED                               AT ASSUMED ANNUAL RATE OF
                                              UNDERLYING       TO       EXERCISE                   STOCK PRICE APPRECIATION
                                               OPTIONS     EMPLOYEES     OR BASE                      FOR OPTION TERM(2)
                                               GRANTED     IN FISCAL      PRICE     EXPIRATION   ----------------------------
NAME                                            (#)(1)        YEAR      ($/SHARE)      DATE        5% ($)           10% ($)
----                                          ----------   ----------   ---------   ----------   ----------       -----------
Robert J. Higgins...........................   200,000        13.3%      $13.06        2009        686,012         2,639,828
Michael J. Madden...........................   500,000        33.3%      $11.19        2009      2,652,529         7,537,071
John J. Sullivan............................    75,000         5.0%      $15.25        2009         93,192           825,873
Bruce J. Eisenberg..........................    75,000         5.0%      $15.25        2009         93,192           825,873
James A. Litwak.............................    75,000         5.0%      $15.25        2009         93,192           825,873

------------------------------

(1) No SARs were granted

(2) These amounts are based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company's stock price was $10.125 at January 29, 2000, the fiscal year end.

                AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION VALUES(1)

    The following table sets forth information concerning each exercise of stock options made during the fiscal year ended January 29, 2000, by each of the named executive officers of the Company, and the value of unexercised stock options held by such person as of January 29, 2000.

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING          VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                                              AT FISCAL YEAR END (#)   AT FISCAL YEAR END ($)
                                      SHARES        VALUE     ----------------------   ----------------------
                                     ACQUIRED     REALIZED         EXERCISABLE/             EXERCISABLE/
NAME                                ON EXERCISE      ($)          UNEXERCISABLE           UNEXERCISABLE(2)
----                                -----------   ---------   ----------------------   ----------------------
Robert J. Higgins.................         --            --      450,000/650,000                 0/0
Michael J. Madden.................         --            --            0/500,000                 0/0
John J. Sullivan..................         --            --      268,125/159,375         1,940,563/505,313
Bruce J. Eisenberg................         --            --      253,125/159,375         1,879,688/505,313
James A. Litwak...................    234,200     2,089,783       13,300/195,000            81,995/748,088

------------------------

(1) There have been no SARs issued and there are no SARs outstanding.

(2) Calculated on the basis of the fair market value of the underlying securities as of January 29, 2000 minus the exercise price.

                          FIVE-YEAR PERFORMANCE GRAPH

    The following line graph reflects a comparison of the cumulative total return of the Company's Common Stock from January 31, 1995 through January 31, 2000 with the NASDAQ Index (U.S. Stocks) and with the NASDAQ National Market Retail Trade Stocks index. Because only one of the Company's leading competitors has been an independent publicly traded company over the period, the Company has elected to compare shareholder returns with the published index of retail companies compiled by NASDAQ. All values assume a $100 investment on January 31, 1995, and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                       1995  1996  1997  1998  1999  2000
Trans World Entertainment Corporation   100    64   125   982   805   505
NASDAQ (U.S.)                           100   141   185   219   342   533
NASDAQ Retail Trade Stocks              100   113   139   162   199   164

  ITEM 2. APPROVAL OF AMENDMENT TO THE 1990 STOCK OPTION PLAN FOR NON-EMPLOYEE
                                   DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1990 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

    The Board of Directors is seeking shareholder approval to amend the Directors' Stock Option Plan to authorize the Board to make stock based awards under the plan. The amended plan is set forth in Annex A.

    The purpose of the Directors' Stock Option Plan is to increase the ownership in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to provide a further incentive to serve as a director of the Company, and to aid in attracting and retaining Directors of outstanding ability. Seven non-employee directors are currently eligible to participate in the plan. On May 10, 2000, the Board of Directors adopted, subject to shareholder approval, the amended Directors' Stock Option.

    Currently the Directors' Stock Option Plan provides for an initial grant of options to purchase 10,000 shares of Common Stock to a non-employee director upon such person first being elected to the Board of Directors. In addition, options to purchase an additional 1,500 shares of Common Stock are granted annually on May 1 (or, if May 1 is not a NASDAQ National Market trading day, on the next succeeding trading day) of each year to any eligible director. The exercise price of the foregoing automatic option grants is equal to 85% of the fair market value of a share of Common Stock on the date of grant. The Directors' Stock Option Plan also provides for grants of options to purchase Common Stock at the discretion of the Board, upon such terms as the Board in its discretion shall determine. The proposed amendment to the Directors' Stock Option Plan, if approved, would permit discretionary Common Stock awards to non-employee directors.

    The Board feels that the ability to authorize discretionary stock-based awards will further the Company's objective to retain and attract Directors of outstanding ability and to align such directors' interests with those of the Company and its shareholders. The proposed amendment to the Directors' Stock Option Plan will provide the Company with the flexibility to retain, attract and motivate directors in this manner.

    If shareholders approve the proposal, the Company may make discretionary grants of shares of Common Stock to non-employee directors in lieu of all or a portion of cash annual retainer payments as described under "Item 1. ELECTION OF DIRECTORS--Compensation of Directors--Cash Compensation," as well as other discretionary grants of common stock to non-employee directors from time to time.

    In the event shareholders do not approve the amended Directors' Stock Option Plan, the amended Plan will not become effective.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the federal income tax consequences of the issuance of options under the Director' Stock Option Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any other applicable tax laws. The provisions of the Code, regulations thereunder and related interpretations are complicated and their impact in any one case may depend upon the particular circumstances relating thereto.

    In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. All options granted under the Directors' Stock Option Plan will be non-qualified stock options.

    Upon the exercise of a non-qualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

    To be adopted, this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the 2000 Annual Meeting of Shareholders.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires the Company's directors, executive officers and persons who own more than ten percent of the registered class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors, and greater-than-ten-percent stockholders have been complied with.

OTHER MATTERS

    OTHER ITEMS. Management knows of no other items or matters that are expected to be presented for consideration at the meeting. If other matters properly come before the meeting, however, the persons named in the accompanying proxy intend to vote thereon at their discretion.

    PROXY SOLICITATION. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

    INDEPENDENT AUDITORS. The Board of Directors currently intends to select KPMG LLP as independent auditors for the Company for the fiscal year ending February 3, 2001. KPMG LLP has acted as auditors for the Company since 1994, when it purchased the Albany practice of Ernst & Young, the Company's auditors since 1985. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders and available to make statements to and respond to appropriate questions of shareholders.

    FINANCIAL STATEMENTS. The Company's 1999 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended January 29, 2000 is being sent concurrently to shareholders. If you have not received or had access to the 1999 Annual Report to Shareholders, please write the Company to attention of:
Treasurer, 38 Corporate Circle, Albany, New York 12203, and a copy will be sent to you free of charge.

SUBMISSION OF SHAREHOLDER PROPOSALS

    Shareholders of the Company wishing to include proposals in the proxy material relating to the Annual Meeting of the Company to be held in 2001 must submit the same in writing so as to be received at the executive offices of the Company on or before April 17, 2001. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals. Proposals should be addressed to Matthew H. Mataraso, Secretary, Trans

World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. No such proposals have been received with respect to the annual meeting scheduled for June 16, 2000.

                                        By Order of the Board of Directors,

                                        [SIGNATURE]

                                        Matthew H. Mataraso,
                                        Secretary

May 19, 2000

ANNEX A

                     TRANS WORLD ENTERTAINMENT CORPORATION
                             1990 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                           (AS AMENDED AND RESTATED)

    SECTION 1. PURPOSE. The purpose of the 1990 Stock Option Plan for Non-Employee Directors of Trans World Entertainment Corporation is to increase the ownership in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to provide a further incentive to serve as a director of the Company, and to aid in attracting and retaining Directors of outstanding ability. Options granted under the Plan are intended to be options that do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

    SECTION 2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2:

    a. "Board" shall mean the Board of Directors Trans World Entertainment Corporation.

    b. "Code" shall mean the Internal Revenue code of 1986, as it may be amended from time to time.

    c. "Common Stock" shall mean authorized but unissued shares of Common Stock, par value $.01 per share, of Trans World Entertainment Corporation, or reacquired shares of Trans World Entertainment Corporation Common Stock.

    d. "Company" shall mean Trans World Entertainment Corporation, a New York corporation, and its subsidiaries.

    e. "Director" shall mean a director who serves on the Board.

    f. "Employee" shall mean any common law employee, including officers, of the Company, as determined in the Code and the Treasury Regulations thereunder.

    g. "Fair Market Value" shall mean, for any day, the last reported sale price of the Common Stock in the over-the-counter market, as reported on the NASDAQ National Market System or, if the Common Stock is listed or admitted to trading on any Securities Exchange, the last reported sale price on such exchange of the applicable day.

    h. "Grantee" shall mean a Participant granted an Option

    i. "NASDAQ Trading Day" shall mean any day that an active market in the Common Stock is made and prices are quoted on the NASDAQ National Market System or, if the Common Stock is then traded on an exchange, that the applicable day is a business day of such exchange; PROVIDED, HOWEVER, that if less than 100 shares of Common Stock have traded on such NASDAQ Trading Day the next succeeding trading day shall be used.

    j. "Option" shall mean a non-qualified stock option granted pursuant to the Plan to purchase shares of the Common Stock.

    k. "Participant" shall mean any Director who is not also an Employee; a Director who was formerly an Employee shall become a Participant except that such former Employee will not be entitled to the automatic Initial Grant described in Section 5(a).

    l. "Plan" shall mean the Trans World Entertainment Corporation 1990 Stock Option Plan for Non-Employee Directors as set forth herein and as amended from time to time.

    SECTION 3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 7, the Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed 250,000 shares in the aggregate. The shares of Common Stock deliverable upon the exercise of Options may be made available from authorized but unissued shares or from shares reacquired by the

    Company, including shares purchased in the open market or in private transactions. If any Options granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such Option may again become available for the grant of other Options under the Plan. No shares deliverable to the Company in full or partial payment of the purchase price payable pursuant to Section 5(g) shall become available for the grant of other Options under the Plan.

    SECTION 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Board in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its shareholders and persons granted Options under the Plan. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

    SECTION 5. GRANT OF OPTIONS. Each Option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following conditions.

    a. INITIAL GRANT OF OPTIONS. Effective upon the initial shareholder ratification or election of a Non-Employee Director of the Company, such Participant shall be granted ("Initial Grant") Options to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 7) on the first NASDAQ Trading Day following the applicable meeting of shareholders.

    b. ANNUAL GRANT OF OPTIONS. Commencing in May 1991 and annually thereafter on the first NADAQ Trading in each May, each Participant shall automatically be granted Options to purchase 1,500 shares of Common Stock (as adjusted pursuant to Section 7).

    c. PURCHASE PRICE. The purchase price of each share of Common Stock subject to an Option granted pursuant to paragraph (a) or (b) above shall be 85% of the Fair Market Value (as defined hereunder) of a share of the Common Stock on the date the Option is granted.

    d. DISCRETIONARY OPTION GRANTS. The Board is also authorized, in its discretion, to grant additional Options to purchase Common Stock to participants. The date of grant, number of shares of Common Stock which may be purchased on exercise and the exercise price of the Options shall be determined by the Board, in its discretion. Grants of Options under this paragraph (d) need not be uniform to all Participants.

    e. EXERCISABILITY AND TERM OF OPTIONS. Unless the Board determines otherwise at the time of grant or thereafter, each Option granted under the Plan will become exercisable and vest in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each Option granted under the Plan shall expire ten years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.

    f. TERMINATION OF SERVICE. In the event of the expiration (without renewal) or termination of service on the Board by any Grantee other than by reason of total and permanent disability or death, as set forth in paragraph (g) hereof, the then-outstanding Options of such Grantee may be exercised only to the extent that they are exercisable on the date of such termination and, unless exercised, these Options shall expire one year after such termination, or on their stated expiration date, whichever occurs first.

    g. DISABILITY OR DEATH. In the event of termination of service by reason of the total and permanent disability of any Grantee, each of the then-outstanding Options of such Grantee will continue to mature and become exercisable in accordance with paragraph (e) above and the Grantee may exercise the vested installments at any such time within five years after such disability, but in no event after the expiration date of the term of the Option. For purposes of this Plan, the term "total and permanent disability" shall mean the inability of the Grantee, by reason of illness and accident, to perform any and every duty of the occupation at which the Grantee performed as Director on the date that such disability commenced. In the event of the death of any Grantee, each of the Grantee's outstanding Options will immediately mature in full and become exercisable by the Grantee's legal representative at any time within a period of five years after the death, but in no event after the expiration date of the term of the Option. However, if the Grantee dies following termination of service on the Board by reason of total and permanent disability, such Option shall only be exercisable for two years after the Grantee's death, or until the stated expiration date of the Option, if earlier.

    h. DISCRETIONARY EXTENSION. Notwithstanding any provision of this Plan to the contrary, the Board shall have the authority (which may be exercised at any time) to extend the period during which any Option granted under the Plan may be exercised; PROVIDED, HOWEVER, that no Option may be exercisable for more than ten years from the date of grant thereof.

    i. PAYMENT. Options may be exercised only upon payment to the Company in full of the purchase price of the shares to be delivered. Such payment shall be made in cash or in Common Stock, or in a combination of cash and Common Stock. The sum of the cash and the Fair Market Value of such Common Stock shall be at least equal to the aggregate purchase price of the shares to be delivered. If the Grantee intends to obtain a permissible broker loan to exercise any Options, exercise thereof shall not be deemed to occur until the Company receives the proceeds of the Grantee's broker loan. In addition to the payment of the Option price, if required by the Board, the Grantee shall pay the amount of all Federal, state and local withholding or other employment taxes applicable to the Grantee at the time the Board determines that the Grantee has recognized gross income under the Code resulting from exercise of an Option.

    SECTION 6. SALE OR REORGANIZATION. In case the Company is merged or consolidated with another Corporation, or in case the property or Common Stock of the Company is acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution of an equitable basis of cash or appropriate Common Stock of the Company, or cash or appropriate stock of the merged, consolidated, or otherwise reorganized corporation, or (ii) give written notice to Grantees that their Options will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, and must be exercised within 90 days of the date of such notice or they will be terminated.

    SECTION 7. ADJUSTMENT PROVISIONS. If the shares of Common Stock outstanding are changed in number or class by reason of a split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of Common Stock other than a regular cash dividend, or other similar change is made in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the Plan, the number and kind of shares or other securities or property subject to outstanding and to subsequent option grants and in the purchase price of outstanding options to reflect such changes.

    SECTION 8. OPTIONS NON-ASSIGNABLE AND NON-TRANSFERABLE. Except as set forth below, each Option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee or the Grantee's guardian or legal representative. Notwithstanding the foregoing, if the Board expressly so provides in the applicable Option agreement (at the time of grant or at any time thereafter), an Option granted hereunder may be transferred by a Participant to members of his or her "immediate family", to a trust established for the exclusive benefit of solely one or more members of the Participant's "immediate family" or to a partnership all of whose partners are members of the Participant's "immediate family." Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

    SECTION 9. COMMON STOCK AWARDS. The Board is authorized, in its discretion, to award shares of Common Stock directly to participants. The terms of any such award, including, but not limited to, the number of shares of Common Stock, the date of any such award and the vesting of shares of Common Stock pursuant to any such award, shall be determined by the Board in its discretion.

    SECTION 10. LIMITATION OF RIGHTS

    a. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue as a director for any period of time, or at any particular rate of compensation.

    b. NO SHAREHOLDERS' RIGHTS FOR OPTIONS. A Grantee shall have no rights as a shareholder with respect to the shares covered by the Options granted hereunder until the date of the issuance of a stock certificate therefor and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

    c. SALE OF COMMON STOCK. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

    (1) The listing, or approval for listing upon notice of issuance, as required of such shares on any securities exchange as may at the time be the principal market for the Common Stock;

    (2) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification, or exemption therefrom supported by an opinion of counsel, which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

    (3) The obtaining of any other consent, approval or permit for any state or Federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

    SECTION 11. EFFECTIVE DATE AND DURATION OF PLAN. This amended and restated Plan shall become effective immediately following approval by the shareholders at the 1998 Annual Meeting of Shareholders. The period during which Option grants shall be made shall terminate on the day following the tenth anniversary of the date of approval by the shareholders at the 1998 Annual Meeting of Shareholders of this amended and restated Plan, but such termination shall not affect the terms of any then outstanding Options.

    SECTION 12. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board may suspend or terminate the Plan or revise or amend it in any respect whatsoever; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no amendment, alternation, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Option theretofore granted. The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Option theretofore granted, prospectively or retrospectively; PROVIDED, HOWEVER, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Option may materially and adversely affect the rights of such Participant under any Award theretofore granted.

    SECTION 13. NOTICES. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

    SECTION 14. SEVERABILITY. If any provision of the Plan, or any term or condition of any Award or Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid, such provisions, term, condition or application shall to that extent be void (or, in the discretion of the Board, such provision, term or condition may be amended to avoid such invalidity), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

    SECTION 15. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued pursuant to Options granted hereunder, but in lieu thereof, the cash value of such fraction shall be paid.

                                    ********